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                                                                    EXHIBIT 5.1
                                                                    -----------
                          THOMPSON HINE & FLORY P.L.L.
                          2000 COURTHOUSE PLAZA, N.E.
                                 P.O. BOX 8801
                            DAYTON, OHIO  45401-8801




                                January 4, 1996


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

                 We have acted as counsel to Amcast Industrial Corporation, an Ohio corporation (the "Company"), in connection with the Company's Non-Employee Directors Stock Compensation Plan (the "Plan") and the Company's Registration Statement on Form S-8 being filed with the Securities and Exchange Commission in connection with the Plan.

                 Please be advised that we have examined such proceedings and records of the Company, and have made investigation of such other matters, as in our judgment permits us to render an informed opinion on the matters set forth herein. Based upon the foregoing, it is our opinion that:

                   (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, with full power to issue and sell its common shares, without par value ("Shares"), pursuant to the Plan; and

                  (ii) The Shares which may be issued or sold under the Plan have been duly authorized and, when issued or sold by the Company pursuant to the Plan, will be legally issued, fully paid and non-assessable.

                 We consent to the use of this opinion as an exhibit to the Company's Registration Statement on Form S-8 with respect to the Plan and to the use of our firm name, and the statements made with respect to us, appearing under Item 5 of Part II of such Registration Statement.

                               Very truly yours,


                               /s/ Thompson Hine & Flory P.L.L.